Exhibit 5.1

[Letterhead of Burns & Levinson LLP]

April 13, 2018

Board of Directors

EyeGate Pharmaceuticals, Inc.

271 Waverley Oaks Road, Suite 108

Waltham, MA 02452

Ladies and Gentlemen:

We have acted as counsel to EyeGate Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-223887) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 23, 2018, as amended on April 9, 2018, with respect to the offer and sale of (a) 14,730,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) 6,536.4 shares (the “Preferred Shares”) of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), which are convertible into an aggregate of 20,426,250 shares of the Company’s Common Stock (the “Conversion Shares”) and (c) warrants (the “Warrants”) to purchase an aggregate of 35,156,250 shares of Common Stock (the “Warrant Shares”). The Common Shares, Preferred Shares, Conversion Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

The Securities are to be sold by the Company pursuant to an engagement letter entered into by and between the Company and H.C. Wainwright& Co., LLC, as placement agent (the “Placement Agent”), dated as of March 15, 2018 (the “Engagement Letter”), which have been filed as Exhibit 10.26 to the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, the Engagement Letter, the Warrants, the Certificate of Designation designating the Series C Preferred Stock, the securities purchase agreement pursuant to which certain of the Securities are to be sold (together with the Engagement Letter, the “Agreements”), and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that:

1.           The Common Shares, when issued and sold in accordance with the terms set forth in the Agreements and the Registration Statement against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

2.           The Preferred Shares, when issued and sold in accordance with the terms set forth in the Agreements and the Registration Statement against payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

EyeGate Pharmaceuticals, Inc.

April 13, 2018

3.           Provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the terms set forth in the Agreements and the Registration Statement, will constitute the valid and legally binding obligations of the Company.

4.           The Conversion Shares have been duly authorized for issuance and, when issued upon the conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

5.           The Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporate Laws of the State of Delaware, the laws of the State of New York and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Burns & Levinson LLP

Burns & Levinson LLP